Exhibit 99.1

MAKO Surgical Corp. Reports Selected Operating Results for the Fourth Quarter and Full Year 2011 and Announces 2012 Annual Guidance

Fourth Quarter 2011 and Full Year Highlights

Eighteen RIO® systems sold in the quarter, of which sixteen were sold to domestic customers

Total of 48 RIO systems sold worldwide in 2011, increasing worldwide commercial installed base to 113 RIO systems and domestic commercial installed base to 111 RIO systems

2,258 MAKOplasty® procedures performed in the quarter, a 97% increase over the same period in 2010

Total of 6,932 MAKOplasty procedures performed in 2011, a 99% increase over in 2010

37 MAKOplasty Total Hip Arthroplasty (THA) applications sold in the quarter

Total of 49 MAKOplasty THA applications sold in 2011, resulting in 44% of domestic commercial installed base having MAKOplasty THA application

2012 Annual Guidance

2012 RIO system sales anticipated to be 56 to 62 systems

11,000 to 13,000 MAKOplasty procedures anticipated to be performed in 2012

FORT LAUDERDALE, FL – (GLOBENEWSWIRE) — January 9, 2012 —MAKO Surgical Corp. (NASDAQ:MAKO), a medical device company that markets its RIO® Robotic Arm Interactive Orthopedic surgical platform, MAKOplasty® joint specific applications, and proprietary RESTORIS® implants that together enable orthopedic surgeons to consistently, reproducibly and precisely treat patient specific osteoarthritic disease, today announced its selected operating results for its fourth quarter and for the year ended December 31, 2011 and provided 2012 annual guidance in anticipation of its business update presentation at the 30th Annual J.P. Morgan Healthcare Conference at the Westin St. Francis Hotel in San Francisco on Wednesday, January 11, 2012 at 7:30 am PST.

MAKO will provide a live webcast of the business update presentation. Interested parties may access the live webcast by visiting the investor relations section of MAKO’s web site at www.makosurgical.com. A replay of the webcast will be available on the MAKO website after the live presentation.

2011 Fourth Quarter and Full Year Review

RIO Systems – Eighteen RIO systems were sold during the fourth quarter, of which sixteen were sold to domestic customers and two were sold to two new international distributors, which will be used by the distributors to demonstrate MAKOplasty to build interest in their respective markets. A total of 48 new RIO systems were sold worldwide in 2011, bringing MAKO’s worldwide commercial installed base of RIO systems to 113 systems and domestic commercial installed base to 111 RIO systems as of December 31, 2011.

MAKOplasty Procedure Volume – During the fourth quarter, 2,258 MAKOplasty procedures were performed, of which 2,167 were performed at domestic sites and 117 were Total Hip Arthroplasty (THA) procedures. The 2,258 MAKOplasty procedures performed represent a 25% increase over the procedures performed in the third quarter of 2011 and a 97% increase over the procedures performed in the fourth quarter of 2010. The average monthly utilization per system was 7.2 procedures during the fourth quarter of 2011, an increase from 6.5 procedures per system per month in the third quarter of 2011 and 6.7 procedures per system per month in the fourth quarter of 2010. A total of 6,932 MAKOplasty procedures were performed in 2011, representing a 99% increase over the total procedures performed in 2010. Through December 31, 2011, a total of 12,801 procedures have been performed since the first procedure in June 2006.

MAKOplasty Total Hip Arthroplasty – In the fourth quarter, 37 MAKOplasty THA applications were sold, of which nine were sold and installed with RIO systems sold during the fourth quarter. A total of 49 MAKOplasty THA applications were sold in 2011 and as of December 31, 2011, 44% of MAKO’s domestic commercial installed base has purchased and received the MAKOplasty THA application.

“We are pleased with our strong RIO system sales and the interest in our hip application during the fourth quarter. In addition, we believe the increased MAKOplasty procedure volume and utilization trends continue to demonstrate the clinical value of our technology” said Maurice R. Ferre, M.D., President and Chief Executive Officer of MAKO. “2011 was a positive year for MAKO and we look forward to continuing to drive the adoption of MAKOplasty in 2012.”

2012 Annual Guidance

MAKO anticipates that it will sell 56 to 62 RIO systems and that its customers will perform 11,000 to 13,000 MAKOplasty procedures in 2012.

Conference Call

MAKO will host a conference call on March 6, 2012 at 4:30 pm ET to discuss its fourth quarter and full year 2011 results. To listen to the conference call, please dial 877-843-0414 for domestic callers and 914-495-8580 for international callers approximately ten minutes prior to the start time. The participant code is 41384079. To access the live audio broadcast or the subsequent archived recording, visit the Investor Relations section of MAKO’s website at www.makosurgical.com

About MAKO Surgical Corp.

MAKO Surgical Corp. is a medical device company that markets its RIO® Robotic-Arm Interactive Orthopedic system, joint specific applications for the knee and hip, and proprietary RESTORIS® implants for orthopedic procedures called MAKOplasty®. The RIO is a surgeon-interactive tactile surgical platform that incorporates a robotic arm and patient-specific visualization technology, which enables precise, consistently reproducible bone resection for the accurate insertion and alignment of MAKO’s RESTORIS implants. The MAKOplasty solution incorporates technologies enabled by an intellectual property portfolio including more than 300 U.S. and foreign, owned and licensed, patents and patent applications. Additional information can be found at www.makosurgical.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding, among other things, statements related to expectations, goals, plans, objectives and future events. MAKO intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Reform Act of 1995. In some cases, forward-looking statements can be identified by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “guidance” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Examples of such statements include, but are not limited to, statements about the nature, timing and number of planned new product introductions; market acceptance of MAKOplasty, including the RIO system, and MAKO RESTORIS® family of implant systems; the future availability from third-party suppliers, including single source suppliers, of implants for and components of the RIO system; the anticipated adequacy of our capital resources to meet the needs of MAKO’s business; MAKO’s ability to sustain, and MAKO’s goals for, sales and earnings growth including projections regarding systems installations; and MAKO’s success in achieving timely approval or clearance of products with domestic and foreign regulatory entities. These statements are based on the current estimates and assumptions of our management as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause actual results to differ materially from those indicated by forward-looking statements, many of which are beyond MAKO’s ability to control or predict. Such factors, among others, may have a material adverse effect on MAKO’s business, financial condition and results of operations and may include the potentially significant impact of a continued economic downturn or delayed economic recovery on the ability of MAKO’s customers to secure adequate funding, including access to credit, for the purchase of MAKO’s products or cause MAKO’s customers to delay a purchasing decision, changes in competitive conditions and prices in MAKO’s markets, unanticipated issues relating to intended product launches, decreases in sales of MAKO’s principal product lines, decreases in utilization of MAKO’s principal product line or in procedure volume, increases in expenditures related to increased or changing governmental regulation or taxation of MAKO’s business, both nationally and internationally, unanticipated issues in complying with domestic or foreign regulatory requirements related to MAKO’s current products or securing regulatory clearance or approvals for new products or upgrades or changes to MAKO’s current products, the impact of the recently enacted United States healthcare reform legislation on hospital spending, reimbursement, and the taxing of medical device companies, the potential impact of the informal Securities and Exchange Commission inquiry and the findings of that inquiry, loss of key management and other personnel or inability to attract such management and other personnel and unanticipated intellectual property expenditures required to develop, market, and defend MAKO’s products. These and other risks are described in greater detail under Item 1A, “Risk Factors,” in MAKO’s periodic filings with the Securities and Exchange Commission, including MAKO’s annual report on Form 10-K for the year ended December 31, 2010 filed on March 10, 2011 and quarterly report on Form 10-Q for the quarter ended September 30, 2011 filed on November 9, 2011. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. MAKO does not undertake any obligation to release any revisions to these forward-looking statements publicly to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

“MAKOplasty®,” “RESTORIS®,” “RIO®,” as well as the “MAKO” logo, whether standing alone or in connection with the words “MAKO Surgical Corp.” are trademarks of MAKO Surgical Corp.

CONTACT:

Investors:

MAKO Surgical Corp.
954-628-1706
investorrelations@makosurgical.com

or

Westwicke Partners
Mark Klausner

443-213-0500
makosurgical@westwicke.com

Source: MAKO Surgical Corp.